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                                                                    EXHIBIT 23.1


                       CONSENT OF INDEPENDENT ACCOUNTANTS


                 We consent to the inclusion in this registration statement on Form S-4 (File No. 0-21750) of our report dated February 18, 1994, except for Note 18 for which the date is March 17, 1994, on our audits of the financial statements and financial statement schedules of Phillips & Jacobs, Incorporated and its subsidiaries. We also consent to the reference to our Firm under the caption "Experts."



                                                   /s/ COOPERS & LYBRAND


Philadelphia, Pennsylvania
August 4, 1994